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                        FIRST AMENDMENT TO AGREEMENT AND
                        PLAN OF MERGER AND REORGANIZATION

     This Amendment (the "Amendment") to that certain Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of January 17, 1996, by and among National Media Corporation, a Delaware corporation ("Parent"), PRT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Positive Response Television, Inc., a California corporation (the "Company"), is entered into as of the 4th day of April, 1996 by and among the parties to the Agreement. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

     Whereas, Parent, Merger Sub and the Company desire to amend certain terms of the Agreement;

     Now, therefore, in consideration of the foregoing promises and the mutual covenants and agreements contained herein and in the Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree to amend the Agreement as follows:

     1. Section 5.10 of the Agreement is amended by deleting the third sentence of such section and replacing it with the following:

               "Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code and the regulations promulgated thereunder."

     2. Section 6.04 (d) of the Agreement is amended to add a new sentence after the third sentence of such section as follows:

               "Finally, in the event that the Company is unable to obtain a tax clearance letter from the State of California prior to Closing (as required by Section 5.10 hereof), and such failure is waived by Parent and Merger Sub at or prior to Closing, Parent shall be entitled to receive, as of the first Review Date to occur following the date (the "Tax Determination Date") on which a final determination is issued by the State of California as to the aggregate amount of any Taxes due the owing from the Company and its subsidiaries as of the Tax Determination Date (the "State Tax Deficiency"), a number of Escrow Shares equal to (x) the amount, if any, by which the State Tax Deficiency exceeds the amount accrued with respect to such Taxes on the Company's financial statements as of the Closing Date, divided by
          (y) $14,125."

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     3.   Section 7.01(b) of Agreement is amended by deleting "April 30, 1996"
from the second line thereof and replacing it with "May 31, 1996".

     4. Section 7.01(f) of the Agreement is amended by deleting "April 30, 1996" from the eighth line thereof and replacing it with "May 31, 1996".

     5. The terms and provisions of the Agreement shall remain in full force and effect, except as such terms and provisions are amended hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   National Media Corporation


                                   By:
                                       ------------------------------------
                                          Name:
                                          Title:



                                   PRT Acquisition Corp.

                                   By:
                                       -------------------------------------
                                          Name:
                                          Title:


                                   Positive Response Television, Inc.


                                   By:
                                       -------------------------------------
                                          Name:
                                          Title: